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                                                                    Exhibit 24.2

                               POWER OF ATTORNEY

   I, Herbert D. Simons, hereby authorize and appoint Louis G. Baldwin as my attorney-in-fact to sign on my behalf individually and in my capacity as a Director of Cross Timbers Oil Company all amendments and post-effective amendments to Registration Statement No. 333-56983, and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and all amendments and post-effective amendments thereto, as such attorney-in-fact may deem necessary or appropriate.

Dated October 5, 2000

                                          /s/ HERBERT D. SIMONS
                                          ---------------------------------
                                          Herbert D. Simons